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As filed with the Securities and Exchange Commission on August 24, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

21st CENTURY INSURANCE GROUP
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	95-1935264 (I.R.S. Employer Identification No.)
6301 Owensmouth Ave Woodland Hills, California 91367 (818) 704-3700 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

21st CENTURY INSURANCE GROUP
2004 STOCK OPTION PLAN
(Full title of the plan)

Michael Cassanego
Senior Vice President, Secretary and General Counsel
21st CENTURY INSURANCE GROUP
6301 Owensmouth Avenue
Woodland Hills, California 91367
(818) 704-3700
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:
Peter F. Ziegler, Esq.
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
(213) 229-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)

Common Stock	5,236,051	$12.67	$66,916,732	$6,421.16

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act of 1933"), this registration statement filed on Form S-8 (the "Registration Statement") shall also cover any additional common stock which becomes available for grant under the 2004 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or similar transaction which results in an increase in the number of outstanding shares of common stock.

(2)
Estimated in accordance with Rule 457(c) and Rule 457(h) solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock of the Company on the New York Stock Exchange on August 20, 2004.

(3)
The registration fee is calculated based upon 4,000,000 shares issuable pursuant to the 2004 Stock Option Plan registered on this Registration Statement. In accordance with Rule 457(b), the registration fee excludes fees relating to 1,236,051 shares previously registered as follows on: (i) registration statement on Form S-8 (Registration No. 333-61355), filed on July 28, 1995, (ii) registration statement on Form S-8 (Registration No. 333-31143), filed on July 11, 1997 and (iii) registration statement on Form S-8 (Registration No. 333-64428), filed on July 2, 2001, for which fees were previously paid on each respective date of filing.

INTRODUCTION

        21st Century Insurance Group, a Delaware corporation (the "Company" or the "Registrant"), hereby files this Registration Statement, relating to 5,236,051 shares of its common stock, par value $0.001 per share (the "Common Stock"), (a) 4,000,000 shares of which are issuable to eligible employees and nonemployee directors of the Company pursuant to the Company 2004 Stock Option Plan (the "2004 Plan") and (b) 1,236,051 shares of which were issuable to eligible employees and nonemployee directors of the Company pursuant to the Company 1995 Stock Option Plan (the "1995 Plan") for which prior registration statements on Form S-8 were filed as follows: (i) a registration statement on Form S-8 (Registration No. 333-61355) was filed on July 28, 1995 registering shares under the 1995 Plan, (ii) a registration statement on Form S-8 (Registration No. 333-31143) was filed on July 11, 1997 for the purpose of registering additional shares under the 1995 Plan; and (iii) a registration statement on Form S-8 (Registration No. 33-64428) was filed on July 2, 2001 for the purpose of registering additional shares under the 1995 Plan. Pursuant to the terms of the 2004 Plan, Common Stock under the 1995 Plan (a) authorized but not awarded or (b) subject to outstanding awards that expired, were terminated, cancelled or forfeited was incorporated into the 2004 Plan.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

        Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

        Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") are by this reference incorporated in and made a part of this Registration Statement:

  (1)
  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Commission on February 11, 2004;

  (2)
  The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, as filed with the Commission on April 22, 2004;

  (3)
  The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, as filed with the Commission on July 23, 2004;

  (3)
  The Company's Current Reports on Form 8-K, as filed with the Commission on February 11, 2004, April 23, 2004 and July 23, 2004; and

  (4)
  The description of the Common Stock contained in the Company's Current Report on Form 8-K, as filed with the Commission on August 24, 2004 including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus that is part hereof from the date of filing of such documents. Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 102(b)(7) of the Delaware General Corporation Law, as amended, allows a corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director (a) breached his/her duty of loyalty to the corporation or its stockholders, (b) acted not in good faith or in knowing violation of a law, (c) authorized the payment of a dividend or approved a stock repurchase in violation of Delaware General Corporation Law or (d) obtained an improper personal benefit from a transaction.

        Section 145 of the Delaware General Corporate Law permits a corporation to indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending or completed third party proceeding, other than an action by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify any of its directors or officers against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that the corporation shall not indemnify such person if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The rights granted under this section of the Delaware General Corporate Law are not exclusive of any other rights to which such person is entitled. The corporation may purchase and maintain insurance on behalf of such persons against any liability asserted against or incurred by such persons in any capacity as or arising out of such persons' status as an director, officer, employee or agent of the corporation.

        Section 174 of the Delaware General Corporation Law provides, among other things, that all directors who willfully or negligently approve an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for the full amount paid out in connection with these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts. Any director against whom a claim is successfully asserted may recover contribution from any other directors who voted or concurred in the unlawful action.

        Article 7 of the Registrant's Restated Certificate of Incorporation includes a provision eliminating the personal liability of its officers and directors for monetary damages for breach of fiduciary duty as a director to the fullest extent authorized by, and subject to the limitations expressed in Delaware law, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, Article 8 of the Restated Certificate provides that: (a) the Registrant is required to indemnify its directors, officers or other party serving at the request of the Registrant as a director, officer, employee or trustee of another corporation or business entity, to the fullest extent permitted by Delaware law; (b) the Registrant may indemnify employees and agents of the Registrant with the same scope and effect as the indemnification provided to officers and directors; (c) the Registrant will advance amounts as required by law after the director or officer delivers to the Registrant an undertaking to repay all amounts advanced if it is determined that the director or officer is not entitled to indemnification; (d) the director or officer may bring suit against the Registrant to recover an amount pursuant to Article 8 if the Registrant has not paid the director or officer within sixty days of receipt of the director or officer's claim for payment, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days; (e) the rights conferred in the Restated Certificate are not exclusive of any other right which the director or officer may have, or thereafter acquire under any statute, bylaw, agreement, vote of stockholders or directors or otherwise; (f) the Registrant may maintain director and officer liability insurance at its own expense; and (g) the rights conferred in the Restated Certificate are contract rights and shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of such party's heirs, executors and administrators. The Registrant has also entered into customary indemnification agreements with each of its directors.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description
4.1
21st Century Insurance Group 2004 Stock Option Plan (previously filed as Appendix C to the Company's Definitive Proxy Statement on Schedule 14A as filed with the Commission on April 21, 2004, and incorporated herein by reference).
4.2
21st Century Insurance Group 1995 Stock Option Plan (previously filed as an exhibit to the Company's Registration Statement on Form S-8 (Registration No. 033-61355) as filed with the Commission on July 28, 1995, and incorporated herein by reference).
4.3
First Amendment to the 21st Century Insurance Group 1995 Stock Option Plan (previously filed as an exhibit to the Company's Registration Statement on Form S-8 (Registration No. 333-31143) as filed with the Commission on July 11, 1997, and incorporated herein by reference)
4.4
Second Amendment to the 21st Century Insurance Group 1995 Stock Option Plan (previously filed as an exhibit to the Company's Registration Statement on Form S-8 (Registration No. 333-64428) as filed with the Commission on July 2, 2001, and incorporated herein by reference)
4.5
Certificate of Incorporation of the Company (previously filed as Appendix B of the Company's Information Statement on Form DEF 14C as filed with the Commission on November 13, 2003, and incorporated herein by reference).
4.6	Bylaws of the Company (previously filed as Appendix B of the Company's Information Statement on Form DEF 14C as filed with the Commission on November 13, 2003, and incorporated herein by reference).
5*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).
24*	Power of Attorney (included on signature pages hereto).

*
Filed herewith.

Item 9. Undertakings.

  (1)
  The undersigned Registrant hereby undertakes:

            (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, as of the 30th day of July, 2004.

21ST CENTURY INSURANCE GROUP
By:	/s/ CARMELO SPINELLA Carmelo Spinella Chief Financial Officer and Senior Vice President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Michael Cassanego and Carmelo Spinella such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated below.

Signature	Title	Date

/s/ BRUCE MARLOW Bruce Marlow	President, Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2004
/s/ CARMELO SPINELLA Carmelo Spinella	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 30, 2004
/s/ ROBERT M. SANDLER Robert M. Sandler	Chairman of the Board	July 30, 2004
/s/ JOHN B. DE NAULT, III John B. De Nault, III	Director	July 30, 2004
/s/ CARLENE M. ELLIS Carlene M. Ellis	Director	July 30, 2004
/s/ R. SCOTT FOSTER, M.D. R. Scott Foster, M.D.	Director	July 30, 2004

/s/ ROXANI M. GILLESPIE Roxani M. Gillespie	Director	July 30, 2004
/s/ JEFFERY L. HAYMAN Jeffrey L. Hayman	Director	July 30, 2004
/s/ PHILLIP L. ISENBERG Phillip L. Isenberg	Director	August 3, 2004
Fred J. Martin, Jr.	Director	July 30, 2004
/s/ JAMES P. MISCOLL James P. Miscoll	Director	July 30, 2004
/s/ KEITH W. RENKEN Keith W. Renken	Director	July 30, 2004
/s/ HOWARD I. SMITH Howard I. Smith	Director	July 30, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1
21st Century Insurance Group 2004 Stock Option Plan (previously filed as an exhibit to the Company's Definitive Proxy Statement on Schedule 14A as filed with the Commission on April 21, 2004, and incorporated herein by reference).
4.2
21st Century Insurance Group 1995 Stock Option Plan (previously filed as Appendix A to the Company's Definitive Proxy Statement on Schedule 14A as filed with the Commission on February 23, 2001, and incorporated herein by reference).
4.3
First Amendment to the 21st Century Insurance Group 1995 Stock Option Plan (previously filed as an exhibit to the Company's Registration Statement on Form S-8 (Registration No. 333-31143) as filed with the Commission on July 11, 1997, and incorporated herein by reference)
4.4
Second Amendment to the 21st Century Insurance Group 1995 Stock Option Plan (previously filed as an exhibit to the Company's Registration Statement on Form S-8 (Registration No. 333-64428) as filed with the Commission on July 2, 2001, and incorporated herein by reference)
4.5
Certificate of Incorporation of the Company (previously filed as Appendix B of the Company's Information Statement on Form DEF 14C as filed with the Commission on November 13, 2003, and incorporated herein by reference).
4.6	Bylaws of the Company (previously filed as Appendix B of the Company's Information Statement on Form DEF 14C as filed with the Commission on November 13, 2003, and incorporated herein by reference).
5*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).
24*	Power of Attorney (included on signature pages hereto).

*
Filed herewith.

QuickLinks

INTRODUCTION
PART I INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX